Patent Transfer Contract

Preface (Whereas)
-- Whereas, the Transferor (patent holder), Li Fu, owns the patent attached in Annex 1.

-- Whereas, the Transferee, Dalian Diversified
Product Inspections Bimetallic Cable Co.,Ltd., desires to obtain the patent aforesaid, based on its acknowledgement of such patent.

-- Whereas the Transferor agrees to transfer the patent to the Transferee.

      The Transferor agrees to transfer the patent listed in Annex 1 for RMB10,000 Yuan and both parties agree to enter into this contract. The Transferee will become the legal owner of the patent from the date on which the patent transfer registration is published by the Patent Office of P.R.C.

Article 1 Materials to be Transferred from the Transferor to the Transferee (the "Patent Materials")

      1. all of the application materials submitted to the Patent Office of P.R.C., which may include descriptions, applications, attached drawings, excerpts or drawings attached to excerpts, request letters, opinions, statements, changes of the bibliographic data, decisions to restore revoked patents, and power of attorney etc;

      2. all documents issued by the Patent Office of P.R.C. to the Transferor, which may include the acceptance notice, correspondences on any interim decisions, patent issuance letters, patent certificates and their duplicated certificates;

      3. all license contracts (together with any contract exhibits) under which the Transferor has licensed the patents to a third party;

      4. all documents evidencing the validity of the patents issued by the Patent Office of P.R.C., which include 1) the receipts evidencing the payment of the most recent patent annual fee, any 2) decisions issued by the Patent Office of PRC, the Patent Appeal Committee, or the People's Courts supporting the validity of the patents in cases where any third party petitions to revoke the patents or declare the patents invalid;

      5. all approval documents issued by competent authority or the relevant competent department of the State Council if the approval for the transfer in this Contract is required.

Article 2 Time, Place and Method to Transfer the Patent Materials

      1. Time to Deliver the Patent Materials

      The Transferor shall transfer the Patent Materials to the Transferee within 10 days after paying the transfer fee, after the Contract is effective.

      2. Method and Place to Deliver the Patent Materials

      The Transferor shall deliver the Patent Materials and the list for the Patent Materials to the Transferee in person.

      The delivery place shall be the place of the Transferee.

Article 3  Exploitation and License of Patent

      If the Transferor has commenced exploitation of the patents prior to the execution of this Contract, the Transferor shall discontinue such exploitation after the execution of this Contract.

      If the Transferor has licensed the patents to any third party, its rights and obligations under the license agreements shall be assigned to the Transferee upon the effectiveness of this Contract.

Article 4 Assignment Fee and Payment

      The assignment fee is RMB 10,000 Yuan, which shall be paid in cash by the Transferee to the Transferor within two months after this Contract is executed by both Parties.

Article 5 Revocation and Invalidation of the Patent Right

      In accordance with Article 50 of the PRC Patent Law, if the transferred patents are revoked or declared invalid, the Transferor is not required to return the transfer fee to the Transferee, and the Transferee is not required to return the Transferred Materials to the Transferor, if the Contract does not violate the principle of fairness and the Transferor did enter into this Contract in bad faith or cause any loss to the Transferee.

      The Transferor shall return the transfer fee if the Contract violates the principle of fairness or the Transferee has incurred losses due to the bad faith of the Transferor.

      Upon the effectiveness of this Contract, if a third party appeals to the People's Courts for revocation of any of the patents, or petitions to the Patent Office of PRC to declare the patents invalid, or files a lawsuit in courts to challenge the decision of the Patent Appeal Committee, the Transferee shall be responsible to defend such lawsuits and pay for the related court fees or expenses.

Article 6 Transitional Period

      1. During the period after this Contract is executed and prior to the publication date on which the transfer is published by the Patent Office (the "Transitional Period"), the Transferor shall maintain the validity of the patents and shall pay for the annual fee and renewal fee for these patents.

      2. After the publication date on which the transfer is published by the Patent Office, the Transferee shall be responsible for maintaining the validity of the patents. It shall pay the annual fee or renewal fee, respond to any patent administrative revocation procedure and patent invalidity request procedure, and defend any request to declare the patents invalid.

      3. During the Transition Period, this Contract shall be terminated if both Parties fail to perform this Contract due to force majeure.

Article 7 Fees and Taxes

      1. In accordance with the Tax Law of P.R.C, any tax payable on the transfer fees under this Contract shall be payable by the Transferor if the both parties are Chinese citizens or corporations.

      2. In accordance with the Tax Law of P.R.C and the Income Tax Law for Foreign Invested Enterprises and Foreign Entities, the Transferor shall pay the tax on the transfer fee under this Contract if the Transferor is a foreign citizen or corporation.

      3. If the Transferor is a Chinese citizen or corporation while the Transferee is a foreign citizen or corporation, the payment of tax on the transfer fee shall be made in accordance with the law of the country or district where the Transferee is from.

Article 8 Breach of the Contract and Claim for Damages

To the Transferor:

      1. If the Transferor refuses to submit the Transferred Materials to the Transferee and complete the related procedures, the Transferee shall have the right to terminate this Contract, request a return of transfer fee, and seek damages for the breach.

      2. If the Transferor delays in delivering the Transferred Materials and completing the related procedures (including the application to the Patent Office for change of register owner) without any reason, the Transferor shall pay a penalty to the Transferee for each month that is delayed. If The Transferor delays for more than two months, the Transferee has the right to terminate this Contract and request a return of the transfer fee.

      3. If the Transferor breaches the agreement under Article 6(1) of this Contract, the Transferor shall pay to the Transferee any damages resulting from such a breach.

To the Transferee

      1. If the Transferee refuses to pay the transfer fee, the Transferor has the right to terminate the Contract, return the Transferred Materials, and request a compensation for its loss or damages resulting from the breach of the Contract.

      2. If the Transferee breaches the agreement under Article 6(2) of this Contract, the Transferee shall pay to the Transferor any damages resulting from such a breach.

      For the purpose of this Article 8, "damage" shall mean the actual loss resulting from a breach of the Contract.

Article 9 Settlement of Disputes

      1. Any disputes under the Contract shall be settled at first through friendly consultation between the parties hereto.

      2. In case no settlement can be reached through consultation, each Party shall have the right to petition to the patent administrative bureau for mediation at the Transferee's place of principal office. If any of the parties is not satisfied with the mediation result, the parties may challenge the result in courts.

Article 10 Agent's Fee

      If the Parties retain an agent to complete the transfer registration procedures, any agent's fees shall be borne equally by both Parties.

Article 11 Miscellaneous

      Any unforeseeable technical problems or legal problems that are not covered in the provisions of this Contract shall be further negotiated and agreed to by the Parties hereto.

Article 12 Effectiveness of Contract

      This Contract shall be binding on both Parties upon the execution of this Contract and shall become effective upon the date on which the Patent Office of PRC registers and publishes the "Changes of the Bibliographic Data" made by the parties.





Party A: Li Fu

Signature:



Party B: Dalian Diversified Product Inspections Bimetallic Cable Co.,Ltd (stamp)
Address: No.50, Anshan Road, Shahekou District, Dalian City, China

Representative (signature):






Signed on: Dalian City, Liaoning Province

Date: December 13, 2005

Annex 1:

  Name and Number of transferred Patent:

--------------------------------------------------------------------------------
        Name of Utility Models                         No.
--------------------------------------------------------------------------------
1       Device for the Covering of Copper Clad         ZL992234549
        Steel Cable
--------------------------------------------------------------------------------